                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 1999 (except Note 8, as to which the date is April 18, 1999), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-72469) and related Prospectus of eToys Inc. for the registration of 8,200,000 shares of its common stock.


                                          Ernst & Young LLP

Los Angeles, California

    The foregoing consent is in the form that will be signed upon the completion of the stock split described in Note 8 to the financial statements.

                                          /s/ Ernst & Young LLP


Los Angeles, California
April 21, 1999